Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 13th day of June, 2022, by and between Future Health ESG Corp., a Delaware corporation (the “Issuer”), and the undersigned subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Business Combination Agreement and Plan of Reorganization, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, the “BCA”), among the Issuer, Excelera DCE (“Target”) and MacArthur Court Acquisition Corp. (“MCAC”), pursuant to which the Issuer will acquire 100% of the issued and outstanding stock of Target from MCAC in consideration of the issuance by the Issuer of 40,000,000 shares of the Issuer’s common stock, par value $0.0001 per share (“Shares”) and 20,000,000 Earnout Shares, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of Shares set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $11.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing Date (as defined herein);

WHEREAS, in connection with the Transaction, certain other “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”, and each such “accredited investor”, an “Other Subscriber”)), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, Shares at the Share Purchase Price (the “Other Subscription Agreements”); and

WHEREAS, as of the date hereof, the aggregate amount of proceeds to be delivered to the Issuer in connection with the purchase and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements entered into on the date hereof equals $100,000,000 and the aggregate number of Shares to be sold by Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements entered into on the date hereof equals 9,090,909 Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Subscription and Escrow. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). As promptly as practicable after execution hereof and in no event later than five (5) business days following the delivery of the Audited Financial Statements (as defined in the BCA) in accordance with Section 7.16 of the BCA, or such later date as approved by the Issuer, Subscriber shall place the Purchase Price in an interest-bearing escrow account (the “Escrow Account”) administered by Continental Stock Transfer & Trust Company, as escrow agent, or another entity acceptable to Issuer, acting as escrow agent (the “Escrow Agent”) and pursuant to an escrow agreement with such Escrow Agent (the “Escrow Agreement”) acceptable to Issuer.

2.             Closing.

a.             Subject to the satisfaction or waiver of the conditions set forth in Section 2(c), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and at a time immediately prior to, the closing of the Transaction (such date, the “Closing Date”). Not less than two (2) business days prior to the Closing Date, the Issuer shall provide written notice to Subscriber and Escrow Agent (the “Closing Notice”) of the Closing Date.

b.             Subject to the satisfaction or waiver of the conditions set forth in Section 2(c) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i)              The Escrow Agent shall deliver to the Issuer on the Closing Date (unless otherwise agreed by the Issuer) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; and

(ii)             On the Closing Date, the Issuer shall (A) establish at the Issuer’s transfer agent in book entry form on behalf of Subscriber the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) deliver evidence of such issuance of the Acquired Shares to Subscriber from the Issuer’s transfer agent. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

c.             The Closing shall be subject to the satisfaction on the Closing Date, or the waiver by each of the parties hereto, of each of the following conditions:

(i)              no suspension of any qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)             all representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Issuer and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

(iii)           each of the Issuer and Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(iv)           no governmental authority shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(v)            no Future Health Material Adverse Effect (as defined in the BCA) shall have been declared by MCAC or Company Material Adverse Effect (as defined in the BCA) shall have been declared by the Issuer between the date hereof and the Closing Date; and

(vi)           all conditions precedent to the closing of the Transaction, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Transaction, but subject to satisfaction of such conditions as of the closing of the Transaction).

d.             At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

e.             In the event the Transaction does not occur within one (1) business day of the Closing, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber, and any book entries shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings.

3.             Issuer Representations and Warranties. The Issuer represents and warrants that:

a.             The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.             The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

c.             This Subscription Agreement and the Other Subscription Agreements have been, and the BCA after the approval of the stockholders of Issuer will be, duly authorized. The Subscription Agreement, the Other Subscription Agreements, and the BCA (collectively, the “Transaction Documents”) have been duly executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.            The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) subject to obtaining approval of the stockholders of Issuer , any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

e.             There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

f.              The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

g.             The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement registering the resale of the Acquired Shares; (ii) if necessary or appropriate, the approval of the Issuer’s stockholders of an increase in the authorized shares of the Issuer’s common stock and the filing of an amended and restated certificate of incorporation authorizing a sufficient number of authorized shares of Issuer’s common stock to issue the Acquired Shares and the Shares purchased by the Other Subscribers pursuant to the Other Subscription Agreements; (iii) filings required by applicable state or federal securities laws; (iv) the filings required in accordance with Section 9(n); (v) those required by the Nasdaq Capital Market (“NASDAQ”), including with respect to obtaining stockholder approval; and (vi) those consents, waivers, authorizations, orders, notices, filing, or registrations the failure of which to make or obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

h.            The Acquired Shares are not, and following the Closing and the closing of the Transaction will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Acquired Shares under any organizational document, policy or agreement of, by or with the Issuer, but excluding (i) the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Acquired Shares as “restricted securities” pending their registration for resale under the Securities Act in accordance with the Registration Rights (as defined below), and (ii) the restrictions on transfer described in Section 6(b) of this Subscription Agreement.

i.               The authorized capital stock of the Issuer consists of (i) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and, as of the date hereof and as of immediately prior to the Closing, no shares of Preferred Stock are and will be issued and outstanding; (ii) 500,000,000 Shares and, as of the date hereof and as of immediately prior to the Closing, 25,000,000 Shares are and will be issued and outstanding; and (iii) 17,375,000 warrants, each entitling the holder thereof to purchase one Share at an exercise price of $11.50 per Share, are outstanding. All (a) issued and outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (b) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (x) the Other Subscription Agreements and other subscription agreements, or (y) the BCA (including the exhibits and schedules thereto), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Shares or other equity interests in the Issuer (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as disclosed in the SEC Documents (as defined below) and (B) as contemplated by the BCA.

j.              The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

k.             The issued and outstanding Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NASDAQ. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by NASDAQ or the Commission with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on NASDAQ. The Issuer has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

l.              Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

m.            Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

n.             The Issuer has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Issuer other than (i) the BCA; (ii) the Other Subscription Agreements; and (iii) forward purchase agreements substantially similar to the one between the Issuer and Subscriber; provided, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

o.             The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to the proxy statement to be filed by the Issuer with respect to the Transaction or any of its affiliates included in any SEC Document or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Issuer’s knowledge. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception. The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

p.             There are no material outstanding or unresolved comments in comment letters from the staff of the Commission with respect to any of the SEC Documents.

q.             Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

r.              Except for placement fees payable to the Interlink Group, in its capacity as placement agent for the offer and sale of the Acquired Shares (in such capacity, the “Placement Agent”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

4.             Subscriber Representations and Warranties. Subscriber represents and warrants that:

a.             Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b.            This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c.             The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement. Sale or transfer of the Acquired Shares shall be governed by that certain Escrow Agreement executed concurrently herewith.

d.             Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e.             Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, Transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including without limitation, a private resale pursuant to the so-called Section 4(a)(1-½) exemption), and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of the Acquired Shares. For purposes of this Subscription Agreement “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

f.              All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Subscriber required in connection with the consummation of the transactions contemplated in this Subscription Agreement have been obtained and are effective. No consent, approval, order, authorization, registration, qualification, designation, declaration or filing with any governmental or other authority is needed with respect to the transfer of funds from the account where they are currently held to the Escrow Account.

g.             Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, the Placement Agent or any of its officers, employees or representatives, or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

h.            Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

i.              In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agent or any of their respective affiliates, or any of their respective officers, directors, employees or representatives, concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

j.              Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or the Placement Agent, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k.             Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

l.              Subscriber acknowledges and agrees that neither the Placement Agent nor any affiliate of any of the Placement Agent (nor any officer, director, employee or representative of the Placement Agent or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that none of the Placement Agent, any affiliate of any of the Placement Agent or any of their respective officers, directors, employees or representatives (i) have made any representation as to the Issuer or the quality of the Acquired Shares, (ii) have made any independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iii) have acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares or (iv) have prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares. Subscriber acknowledges that the Placement Agent, affiliates of any of the Placement Agent or their respective officers, directors, employees or representatives may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it.

m.            Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

n.            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

o.             Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

p.             If Subscriber is an employee benefit plan that is subject to ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then Subscriber represents and warrants that neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or Transfer the Acquired Shares.

q.             Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Sections 1 and 2(b)(i).

5.             Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Issuer prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

6.             Registration Rights and Lockup Agreement.

a.             Subscriber will be granted registration rights by Issuer (“Registration Rights”) with respect to the Acquired Shares pursuant to an amended and restated registration rights agreement to be entered into with Issuer, the form of which is attached as an exhibit to the BCA.

b.             The Acquired Shares will be subject to a lock-up agreement, dated as of the date hereof, by and among Issuer, Subscriber and the other parties thereto, the form of which is attached as an exhibit to the BCA.

7.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), upon the earlier to occur of (a) such date and time as the BCA is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(c) are not satisfied or waived on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) at the election of Subscriber, on or after December 14, 2022 if the Closing has not occurred on or prior to such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the BCA after the termination of such agreement.

8.             Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated September 9, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay for taxes, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, agrees that it does not have any right, title or interest, or any claim of any kind in the monies held in the Trust Account (each, a “Claim”) and hereby waives any Claim they have or may have in the future arising out of this Subscription Agreement or otherwise, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or otherwise; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

9.             Miscellaneous.

a.             Each party hereto acknowledges that the other party hereto, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in Section 4.

b.             Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

c.             Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement; provided, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto. In the event of such a transfer or assignment, Subscriber shall update Schedule B to provide the information required therein.

d.             All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e.             The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

f.             This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought.

g.             This Subscription Agreement and the Escrow Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

h.             Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.              If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.              This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k.             Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

l.              Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)               if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)              if to the Issuer, to:

Future Health ESG Corp.

Attn: Travis Morgan

8 The Green, Suite 12081

Dover, DE 19901

E-mail: travis@fhesg.com

with a required copy to (which copy shall not constitute notice):

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Ari Edelman

Email:aedelmean@mwe.com

m.            This Subscription Agreement and the Escrow Agreement, and any claim or cause of action based upon, arising out of or related to either agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of either agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(m).

n.            The Issuer shall, by 9:00 a.m., New York City time, on the fourth (4th) business day immediately following the later of the date of this Subscription Agreement and the BCA, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not, and shall cause its representatives, including the Placement Agent and its representatives, not to publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of the Issuer in connection with the Transaction to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 9(n) and (iii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of NASDAQ, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

o.            The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(m), in addition to any other remedy to which any party is entitled at law or in equity.

p.            The parties agree that Target is an express third party beneficiary of this Subscription Agreement and Target may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions of this Subscription Agreement, as amended, modified, supplemented or waived in accordance with this Subscription Agreement, as if it were a direct party hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

FUTURE HEALTH ESG CORP.

By:	/s/ Brad A. Bostic
	Name:	Brad A. Bostic
	Title:	Chief Executive Officer

Signature Page to Subscription Agreement

SUBSCRIBER:

Variant Capital Limited

By:	/s/ Qi Su
Name: Qi Su
Title: President

Email Address:

henryhuang@hakim.com.cn;

victorsu@hakiim.com.cn

Address:

Mill Mall, Suite 6, Wickhams Cay 1

P.O. Box 3085

Road Town, Tortola

British Virgin Islands

Attn: Henry Huang; Victor Su

Signature Page to Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.       (Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1. ☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2. ☒ We are not a natural person.

*** AND ***

C. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☒ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust;

☐ is an investment adviser registered under the Investment Advisers Act;

☐ is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐ is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

1	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000 (excluding primary residence);

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☒ Any entity in which all of the equity owners are accredited investors.

SCHEDULE B
SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of [●] Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

FUTURE HEALTH ESG CORP.

By:
Name:
Title:

Signature of Subscriber:

[SUBSCRIBER]

By:
Name:
Title: